EXHIBIT 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
Boss Holdings, Inc.

We hereby consent to the incorporation by reference of our reports dated February 14, 2003, appearing in the Annual Report of Boss Holdings, Inc. on Form 10-K for the fiscal year ended December 27, 2003, in the Registration Statement of Boss Holdings, Inc. on Form S-8, file number 333-54788, effective February 1, 2001.

/s/ Grant Thornton LLP

Atlanta, Georgia
March 17,2004